                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by Registrant     [X]

Filed by a Party other than the Registrant      [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement           [ ]   Confidential, for Use of the
[X]   Definitive Proxy Statement                  Commission Only (as permitted
[ ]   Definitive Additional Materials             by Rule 14a-6(e)(2))
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         LA JOLLA PHARMACEUTICAL COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         LA JOLLA PHARMACEUTICAL COMPANY
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transactions applies:


            --------------------------------------------------------------------

      (2)   Aggregate number of securities to which transactions applies:


            --------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

      (5)   Total fee paid:

            --------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)         Amount previously paid:

            --------------------------------------------------------------------
            (2) Form, schedule or registration statement no.:

            --------------------------------------------------------------------
            (3)         Filing party:

            --------------------------------------------------------------------
            (4)         Date filed:

            --------------------------------------------------------------------

                         LA JOLLA PHARMACEUTICAL COMPANY
                             6455 NANCY RIDGE DRIVE
                           SAN DIEGO, CALIFORNIA 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1998


To the Stockholders of
LA JOLLA PHARMACEUTICAL COMPANY

            The Annual Meeting of Stockholders of La Jolla Pharmaceutical Company, a Delaware corporation (the "Company"), will be held at the Company's offices at 6455 Nancy Ridge Drive, San Diego, California, on May 13, 1998, at 10:00 a.m. for the following purposes:

            1. To elect a Board of six directors to serve until the next annual meeting of stockholders of the Company and until their successors are elected and qualified.

            2. To transact such other business as may properly come before the meeting or any adjournment thereof.

            The Company's Board of Directors has fixed the close of business on March 17, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

            ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                                        By Order of the Board of Directors


                                        Wood C. Erwin
                                        Secretary

San Diego, California
April 6, 1998

                         LA JOLLA PHARMACEUTICAL COMPANY
                             6455 NANCY RIDGE DRIVE
                           SAN DIEGO, CALIFORNIA 92121


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 1998

            This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of La Jolla Pharmaceutical Company, a Delaware corporation (the "Company"), for use at the Company's 1998 Annual Meeting of Stockholders to be held on May 13, 1998 at 10:00 a.m. (the "Meeting") and at any and all postponements and adjournments of the Meeting. The Meeting will be held at the Company's offices at 6455 Nancy Ridge Drive, San Diego, California. This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about April 6, 1998.

            The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the cost of soliciting proxies will be paid by the Company. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the reasonable expenses of forwarding soliciting material to their principals. Proxies may be solicited in person or by telephone, telefax or other electronic means by personnel of the Company who will not receive any additional compensation for such solicitation. In addition, the Company has engaged MacKenzie Partners, Inc. to assist in soliciting proxies for a fee of approximately $2,500 plus reimbursement of reasonable out-of-pocket expenses.

                                     VOTING

            The close of business on March 17, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. On that date there were 18,159,807 shares of the Company's Common Stock outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the Meeting. The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments and postponements thereof.

            Shares abstained or subject to a broker non-vote are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. For proposals other than the election of directors, abstentions are counted in tabulations of the votes cast on a proposal presented to stockholders and generally have the same effect as a vote against the proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. With regard to the election of directors, votes may be cast in favor of the director or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

            Each proxy submitted by a stockholder will, unless otherwise directed by the stockholder in the proxy, be voted FOR election of the six director nominees named herein. If a stockholder has submitted a proxy appropriately directing how the shares represented thereby are to be voted, such shares will be voted according to the stockholder's direction. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting a written notice of revocation to the Secretary of the Company or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the Meeting and elects to vote the shares represented thereby in person.

            The Board of Directors reserves the right to withhold any proposal described herein from a vote at the Meeting if the Board of Directors deems a vote on such proposal to be contrary to the best interests of the Company and its stockholders. In such an event, the proposal withheld will be neither adopted nor defeated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of March 17, 1998 by those known by the Company to be beneficial owners of more than five percent (5%) of the outstanding shares of the Company's Common Stock, by each of the present directors, by each of the executive officers named in the Summary Compensation Table on page 6, and by all directors and executive officers of the Company as a group. On March 17, 1998, there were 18,159,807 shares of Common Stock outstanding. The number of shares beneficially owned is deemed to include shares of the Company's Common Stock as to which the beneficial owner has or shares either investment or voting power. Unless otherwise stated, and except for voting powers held jointly with a person's spouse, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners.

     Name and Address                                Amount and Nature          Percent of
     of Beneficial Owner                           of Beneficial Ownership(1)     Class
------------------------------------            -----------------------------  -------------
Biotech Target SA(2)                                         3,021,000             16.6%
      Swiss Bank Tower
      Panama 1
      Republic of Panama

Abbott Laboratories                                          1,831,202             10.1%
      100 Abbott Park Road
      Abbott Park, Illinois 60064

State of Wisconsin Investment Board                          1,522,500              8.4%
      121 East Wilson
      Madison, Wisconsin 53707

Allstate Insurance Company(3)                                1,247,066              6.9%
      Allstate Plaza G5D
      Northbrook, Illinois 60062

New York Life Insurance Company(4)                           1,145,608              6.3%
      51 Madison Avenue
      New York, New York 10010

Thomas H. Adams, Ph.D.(5)                                       33,000                *

Stephen M. Coutts, Ph.D.(6)                                    212,871              1.2%

Mark T. Edgar, Ph.D.(5)                                         26,300                *

William E. Engbers(5)                                           26,000                *

Steven B. Engle(7)                                             285,109              1.6%

Robert A. Fildes, Ph.D.(8)                                      64,902                *

Bonnie Hepburn, M.D.(5)                                         10,000                *

Joseph Stemler(9)                                              416,500              2.3%

W. Leigh Thompson, M.D., Ph.D.(5)                               18,000                *

Peter G. Ulrich(10)                                             28,935                *

All directors and executive officers as a group (12          1,171,451              6.5%
      persons)(11)

----------
*    Less than 1%

(1) Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934, as amended. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within 60 days of March 17, 1998 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(2)     Wholly-owned subsidiary of BB Biotech AG, a Swiss corporation.

(3)     Includes 140,429 shares issuable upon exercise of warrants.

(4)     Includes 112,343 shares issuable upon exercise of warrants.

(5)     All shares are issuable upon exercise of stock options.

(6)     Includes 204,000 shares issuable upon exercise of stock options.

(7) Includes 283,125 shares issuable upon exercise of stock options and 500 shares issuable upon exercise of warrants.

(8) Includes 31,000 shares issuable upon exercise of stock options and 2,101 shares issuable upon exercise of warrants.

(9)     Includes 376,500 shares issuable upon exercise of stock options.

(10)    Includes 25,000 shares issuable upon exercise of stock options.

(11) Includes 1,065,600 shares issuable upon exercise of stock options and 500 shares issuable upon exercise of warrants.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

            The Company's directors are elected at each annual meeting of stockholders. Currently, the number of authorized directors of the Company is six. At the Meeting, six directors will be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. If a quorum is present at the Meeting, the nominees receiving the greatest number of votes up to the number of authorized directors will be elected.

            All of the nominees for election as directors at the Meeting set forth in the table below are incumbent directors and were elected at the 1997 Annual Meeting of Stockholders. Each of the nominees has consented to serve as a director if elected. Except to the extent that authority to vote for any directors is withheld in a proxy, shares represented by proxies will be voted FOR such nominees. In the event that any of the nominees for director should before the Meeting become unable to serve if elected, shares represented by proxies will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the Company's knowledge, all the nominees will be available to serve.

            The following biographical information is furnished with respect to each of the six nominees for election at the Meeting.

Nominee                                 Age     Principal Occupation                                                 Director Since
--------------------------------      -------   -----------------------------------------------------                --------------
Thomas H. Adams, Ph.D.(1)               55      Chairman Emeritus of the Board of Genta, Inc.                             1991

William E. Engbers(2)                   55      Director, Venture Capital, Allstate Insurance Company                     1991

Steven B. Engle(3)                      43      Chief Executive Officer and Chairman of the Board of the Company          1994

Robert A. Fildes, Ph.D.(4)              59      Former Chairman of the Board and Chief Executive Officer of               1991
                                                ScotGen Biopharmaceuticals, Inc.

Joseph Stemler(5)                       67      President, Chief Executive Officer and Chairman of the Board of           1989
                                                Maret Corp.

W. Leigh Thompson, M.D., Ph.D.(6)       59      President and Chief Executive Officer of Profound Quality                 1996
                                                Resources, Ltd.


----------
(1) DR. ADAMS is the founder and Chairman Emeritus of Genta, Inc., a publicly held biotechnology company in the field of antisense technology. Before assuming the role of Chairman Emeritus in 1997, Dr. Adams served as Genta, Inc.'s Chief Executive Officer. Before founding Genta, Dr. Adams founded Gen-Probe, Inc. in 1984 and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Pharmaceuticals, Inc. in 1989. Before founding Gen-Probe, Dr. Adams was Senior Vice President of Research and Development at Hybritech until 1984. Hybritech was later acquired by Eli Lilly and Co. in 1986. Dr. Adams has also held management positions at Technicon Instruments and the Hyland Division of Baxter Travenol. In addition, Dr. Adams currently serves as a director of Life Technologies, Inc. and

        Biosite Diagnostics, Inc., each of which is a publicly held medical research firm. Dr. Adams holds a Ph.D. in Biochemistry from the University of California at Riverside.

(2) MR. ENGBERS became the director of Venture Capital for Allstate Insurance Company in 1997 after serving as Venture Capital Manager since 1989. Before joining Allstate, he was a Vice President at Whitehead Associates, an investment firm, from 1983 to 1987, and Chairman of the Board of Plant Genetics, Inc., a publicly-traded biotechnology company, from 1982 to 1989. Mr. Engbers also served as a director of Diametrics Medical, Inc., a publicly held manufacturer and marketer of blood chemistry testing systems, until June 1996. Mr. Engbers currently serves as a director of DM Management, a publicly held women's apparel company, Anthra Pharmaceuticals, Automotive Assistance, Cardiologic Systems, Crystalline Matls., Hawaiian Wireless, Lanart, Inc., Periodontics, Inc. and UroSurge, Inc. Mr. Engbers received a BBA degree in accounting from Marshall University and has attended graduate business school at Marshall and Seattle University.

(3) MR. ENGLE joined the Company in 1993 as Executive Vice President and Chief Operating Officer. He assumed the offices of President, Director, and Assistant Secretary in 1994, and became Chief Executive Officer in July 1995 and Chairman of the Board in March 1997. From 1991 to 1993, Mr. Engle served as Acting Chief Executive Officer, Acting Vice President of Manufacturing and Vice President of Marketing for Cygnus Therapeutic Systems, a publicly held company that develops and manufactures delivery systems for therapeutic drugs. From 1987 to 1991 he was Chief Executive Officer of Quantum Management, a privately held management consulting firm specializing in the pharmaceutical and biotechnology industry. From 1984 to 1987, he was Vice President of Marketing, Divisional General Manager, and Sales and Marketing Director for Micro Power Systems, a privately held company that manufactures high technology products including medical devices. From 1979 to 1984 he was a Senior Management Consultant at Strategic Decisions Group and SRI International, where he advised pharmaceutical, biotechnology and other companies. Mr. Engle holds an MSEE and a BSEE in Biomedical Engineering from the University of Texas.

(4) DR. FILDES was Chairman and Chief Executive Officer of ScotGen Biopharmaceuticals, Inc., a privately held company in the field of human monoclonal antibody technology, from 1993 until August 1997, at which time ScotGen Biopharmaceuticals filed for Chapter 7 bankruptcy protection under the federal bankruptcy laws. From 1990 to 1993, Dr. Fildes was an independent consultant in the biopharmaceutical industry. Dr. Fildes was the President and Chief Executive Officer of Cetus Corporation from 1982 to 1990. Before his eight years at Cetus, Dr. Fildes was the President of Biogen, Inc. from 1980 to 1982 and the Vice President of Operations for the Industrial Division of Bristol-Myers from 1975 to 1980. Dr. Fildes is also a director of Carrington Laboratories, a publicly held company that develops and manufactures products for wound and skin care, Atlantic Pharmaceuticals, a publicly held company, and Cascade Oncogenics, Laboratory Skin Care, and Cytovax, all privately held companies. Dr. Fildes holds a D.C.C. degree in Microbial Bio-chemistry and a Ph.D. in Biochemical Genetics from the University of London.

(5) MR. STEMLER currently serves as Chairman, President and Chief Executive Officer of Maret Corp., a biopharmaceutical company. Before joining Maret Corp. he served as Chairman and Chief Executive officer of Scholle Corp., a manufacturer of aseptic packaging and systems. Mr. Stemler served as Chairman of the Board of Directors of the Company from its formation in May 1989 until March 1997, and also served as its Chief Executive Officer until July 1995. Before the Company's formation, Mr. Stemler served as President, Chief Executive Officer, and Chairman of Quidel Corporation from 1985 to 1988, and as Chief Executive Officer and Chairman of Quidel from 1988 to 1989. Quidel is a publicly held company that develops, manufactures and markets rapid human diagnostic test kits. From 1978 to 1985, he served as President of Bentley Laboratories and, after Bentley's acquisition by American Hospital Supply Corporation
        (AHSC), as President of AHSC's Bentley subsidiary. Mr. Stemler is currently a director of Maret Corp., Sunrise Medical Inc., a publicly held manufacturer and provider of medical products used in the rehabilitation and recovery phases of patient care, Safeskin Corporation, a publicly held manufacturer of surgical gloves, and Scholle Corporation, a privately held company. Mr. Stemler is an engineering graduate of Illinois Institute of Technology and also holds advanced degrees in engineering and business administration.

(6) DR. THOMPSON has been President and Chief Executive Officer of Profound Quality Resources, Ltd. since 1995. Prior to his present positions, Dr. Thompson was Chief Scientific Officer with Eli Lilly and

        Company in 1994 and Executive Vice President and Group Vice President with Lilly Research Laboratories from 1992 to 1994. Dr. Thompson also serves as a director of Corvas International, Depo Med, DNX/Chrysalis, GeneMedicine, Guilford Pharmaceutical, Medarex, and Orphan Medical, Inc., each of which is a publicly held medical research firm. Dr. Thompson holds a Ph.D. from the Medical University of South Carolina and an M.D. from The Johns Hopkins University.

BOARD COMMITTEES AND MEETINGS

            The Audit Committee of the Board of Directors currently consists of Mr. Engbers and Mr. Stemler. The Audit Committee (a) reviews, prior to publication, the Company's annual financial statements; (b) reviews the scope of the current annual audit and fees therefor, and the results of the prior year's audit; (c) reviews the Company's accounting and financial reporting practices;
(d) reviews the Company's system of internal accounting controls; (e) reviews the scope of any other services to be performed by the independent auditors; (f) recommends the retention or replacement of the independent auditors; (g) reviews the adequacy of the Company's accounting and financial personnel resources; (h) reviews and considers any other matters relative to the audit of the Company's accounts and the preparation of its financial statements and reports that the committee deems appropriate; and (i) reviews, acts on and reports to the Board of Directors with respect to various financial reporting and accounting practices and consults with the Company's independent auditors and management with respect thereto.

            The Compensation Committee of the Board of Directors currently consists of Dr. Adams, Dr. Thompson and Dr. Fildes. The Compensation Committee advises the Board of Directors with respect to various human resource matters, including compensation, and administers the Company's stock incentive plans.

            The Board of Directors acts as a committee of the whole with respect to nominations for membership on the Board. The Board will consider nominees recommended by stockholders, and stockholders desiring to make such a recommendation should submit the name, address, telephone number, and qualifications of the proposed nominee in writing to the Company's Secretary.

            During the Company's fiscal year ended December 31, 1997, there were five meetings of the Board of Directors, one telephonic meeting of the Audit Committee, and one action by unanimous written consent of the Compensation Committee. While a director, each of the current Board members attended 100% of the meetings of the Board of Directors and meetings of the committees on which he served during such period.

DIRECTORS' COMPENSATION

            Directors who are also employees of the Company receive no extra compensation for their service on the Board. Non-employee directors receive an annual retainer of $5,000, fees of $1,000 per Board meeting attended in person and $500 per telephonic meeting, and reimbursement of reasonable costs associated with attendance at meetings of the Board and its committees.

            Pursuant to the Company's 1994 Stock Incentive Plan, each non-employee director of the Company automatically receives, upon becoming a director, a one-time grant of an option to purchase up to 20,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the option's grant. These non-employee director options have a term of ten years and become exercisable with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three annual stockholders' meetings following the grant date (or, if an annual meeting occurs within six months after the grant date, then on the second, third and fourth anniversaries of the grant date), if the recipient is then continuing as a director for the ensuing year.

            Each non-employee director also receives, upon each re-election to the Board, an automatic annual grant of an option to purchase up to 5,000 shares of the Company's Common Stock. These options have a term of ten years and an exercise price equal to the fair market value of a share of the Company's Common Stock on the date of grant. These options vest and become exercisable on the earlier to occur of (i) the first anniversary of the grant date or (ii) immediately prior to the annual meeting of stockholders of the Company next following the grant date, if the director has served as a director from the grant date to such earlier date.

            Grants of non-employee directors' options count against the maximum number of shares issuable under the Plan. Shares underlying non-employee director options that expire or are terminated or canceled will again become available for further awards under the Plan. In the event that a recipient of non-employee director options ceases to be a director of the Company, all such options granted to him will be exercisable, to the extent they were exercisable at the date directorship ceased, for a period of 365 days or, if earlier, the expiration of the option according to its terms. Vesting accelerates upon certain transactions including dissolution, merger and change in control. The Plan provides that the exercise price may be paid by Company loan or withholding of underlying stock, or deferred until completion of broker-assisted exercise and sale transactions.

            During the fiscal year ended December 31, 1997, 15,000 options were issued to the Company's non-employee directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

            The following table sets forth the compensation paid for the last three fiscal years to the Company's Chief Executive Officer and the other four most highly compensated persons who were serving as executive officers of the Company at the end of the fiscal year ended December 31, 1997 and whose total annual salary and bonus for that fiscal year exceeded $100,000 (the "Named Executive Officers").

                                                                                                Long-Term
                                                                                               Compensation
                                                                     Annual Compensation          Awards
                                                                 ---------------------------   -------------
                                                                                                Securities
                                                                                                Underlying     All Other
Name and Principal Position                            Year       Salary ($)      Bonus ($)     Options (#)  Compensation ($)
-----------------------------------------------       ------     ------------    -----------   ------------- ----------------
Steven B. Engle                                        1997        246,737         10,000         25,000             --
      Chief Executive Officer and                      1996        222,461             --         40,000          8,410
      Chairman of the Board                            1995        189,404             --        110,000             --



Stephen M. Coutts, Ph.D.                               1997        215,027             --         10,000             --
      Executive Vice President of                      1996        186,250             --         30,000             --
      Research and Development                         1995        174,808             --         10,000             --


Peter G. Ulrich                                        1997        170,326          5,000         55,000             --
      Executive Vice President(1)                      1996        150,865             --         20,000             --
                                                       1995          9,808             --         45,000         15,000

Mark T. Edgar, Ph.D.                                   1997        155,863             --         19,000             --
      Vice President of Operations                     1996        143,631             --         15,000             --
                                                       1995         86,308             --         31,000         10,000

Bonnie Hepburn, M.D.                                   1997        200,682             --             --             --
      Vice President of Clinical                       1996        130,769             --         50,000         23,758
      Development(2)                                   1995             --             --             --             --

----------
(1) Mr. Ulrich joined the Company as Senior Vice President of Corporate Development and Marketing on November 30, 1995. Accordingly, he received compensation from the Company only for the period from November 30 to December 31 in the fiscal year ended December 31, 1995.
(2) Dr. Hepburn joined the Company as Vice President of Clinical Development on April 29, 1996. Accordingly, she did not earn or receive any compensation from the Company until the fiscal year ended December 31, 1996.

OPTION GRANTS IN LAST FISCAL YEAR

            The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1997.

                                                     INDIVIDUAL GRANTS
                         -------------------------------------------------------------------
                                                                                                      Potential Realizable Value at
                             Number            % of Total                                             Assumed Annual Rates of Stock
                          of Securities          Options                                                  Price Appreciation for
                           Underlying           Granted to       Exercise                                    Option Term ($)(4)
                            Options            Employees in       Price          Expiration          -------------------------------
       Name               Granted(#)(1)        Fiscal Year      ($/share)(2)       Date(3)               5%                    10%
-----------------        --------------      ---------------   -------------     -----------         --------                -------
Steven B. Engle              25,000                8.0%            5.3125          02/06/07            83,525                211,669

Stephen M. Coutts            10,000                3.2%             4.375          05/13/07            27,514                 69,726

Peter G. Ulrich              15,000                4.8%            5.3125          02/06/07            50,115                127,001
                             40,000               12.8%            5.3750          09/11/07           135,212                342,655

Mark T. Edgar                 9,000                2.9%            4.3750          05/13/07            24,763                 62,754
                             10,000                3.2%            4.7500          11/14/07            29,872                 75,703

Bonnie Hepburn                   --                 --                 --                --                --                     --


(1) All options were granted under the Company's 1994 Stock Incentive Plan and are exercisable with respect to 20% of the shares covered thereby starting on the first anniversary of the grant date, and thereafter with respect to an additional 20% of the shares covered thereby on each successive anniversary date. The Plan is administered by the Compensation Committee of the Board, which has broad discretion and authority to construe and interpret the Plan and to modify outstanding options.

(2) The exercise price and tax withholding obligations related to the exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3) All of the options were granted for a term of ten years, subject to earlier termination upon certain events related to termination of employment or a change in control of the Company.

(4) The potential realizable values listed are based on an assumption that the market price of the Company's Common Stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. The 5% and 10% assumed rates of appreciation are determined by the rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future market value of the Common Stock. Actual gains, if any, are dependent on the future market price of the Company's Common Stock.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

            The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise during the fiscal year ended December 31, 1997 by the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 1997, and the aggregate gains that would have been realized had these options been exercised on December 31, 1997, even though these options were not exercised, and the unexercisable options could not have been exercised, on that date.

                                                          Number of Securities Underlying              Value of Unexercised
                                                           Unexercised Options at Fiscal               In-the-Money Options
                       Shares Acquired      Value                   Year End (#)                     At Fiscal Year End (1)($)
           Name         on Exercise (#)   Realized ($)    Exercisable        Unexercisable        Exercisable         Unexercisable
--------------------    ---------------   ------------    --------------------------------        ---------------------------------
Steven B. Engle               --             --             261,542             113,458             569,769              63,101

Stephen M. Coutts             --             --             202,000              47,000             666,748              22,872

Peter G. Ulrich               --             --              22,000              98,000              13,125              27,188

Mark T. Edgar                 --             --              18,000              47,000              13,374              14,686

Bonnie Hepburn                --             --              10,000              40,000                   0                   0

----------
(1) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on December 31, 1997 (the last trading day of 1997). The closing price of the Company's Common Stock on that day on the Nasdaq National Market was $4.50. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

EMPLOYMENT AND CONSULTING CONTRACTS

            Stephen M. Coutts has an agreement with the Company entitling him to receive nine months severance in the event of involuntary termination of employment by the Company without cause. Further, if a change in control of the Company occurs and Mr. Coutts employment is terminated without cause, in addition to the severance payment, all employee stock options and other performance awards granted to him before December 31, 1997 will automatically vest and will become fully exercisable for a minimum period of one year following the date of termination of his employment.

            Peter G. Ulrich has an agreement with the Company which provides that all options received pursuant to the Company's 1994 Stock Incentive Plan prior to December 31, 1997 will vest and become fully exercisable if a change in control of the Company occurs and his employment is terminated, his responsibilities are materially reduced, or if his employment requires him to relocate outside of the greater San Diego area.

            Steven B. Engle has an employment contract with the Company that provides for a minimum annual salary of $240,000 and entitles him to receive twelve months severance and up to twelve months of medical, dental and life insurance coverage in the event of (i) involuntary termination of his employment by the Company without cause; (ii) if a change in control of the Company occurs and (a) his employment is terminated, (b) his reporting responsibility changes such that he does not report directly to the CEO or board of directors of the surviving company on all matters, (c) that he has a material reduction in responsibility or (d) is required to be employed other than in the San Diego area. Also, all employee stock options and other performance awards granted to Mr. Engle before December 31, 1997 shall automatically vest and become fully excercisable as of the termination of his employment and shall remain excercisable for a minimum period of one year.

            Joseph Stemler has a consulting contract with the Company pursuant to which he may perform consulting services for the Company from time to time as requested by the Company's Chief Executive Officer in exchange for $1,500 per day.

            In addition, all of the Company's employees, including the Named Executive Officers, are required to enter into Invention and Confidential Information Agreements with the Company. These agreements are intended to protect the Company's confidential information, including assignment to the Company of inventions conceived by the employee in the course of his or her employment with the Company. However, due to proscriptions on noncompetition covenants under California law, neither the Company's executives nor its employees are subject to any restriction on accepting employment with a competitor of the Company if their employment with the Company terminates for any reason.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

            The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors and administers the Company's executive compensation programs, including the Company's stock incentive plans. The Company's executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high quality employees, tie individual total compensation to individual performance and the success of the Company, and align the interests of the Company's executive officers with those of its stockholders. In 1997, the Company's executive compensation program consisted of base salary, selected bonuses and stock option grants.

            The Committee believes that the Company's ability to execute its drug discovery programs and successfully bring products to market depends heavily upon the quality of its top scientific and management personnel. Accordingly, the Committee attempts to set base salary for the Company's executive officers at levels that are competitive with compensation paid to top executives of similarly situated biotechnology companies, and not significantly below cash compensation available to the Company's key executives through alternative employment. However, because of the Company's current and historical need to conserve its cash resources, rewards for Company or individual performance have generally taken the form of stock-based awards and, in 1997, limited bonuses.

            The Committee administers the Company's 1994 Stock Incentive Plan, pursuant to which the Company may grant various stock-based awards intended to compensate Company personnel and align the interests of the recipients with those of the Company's stockholders. To date, only stock options have been granted under the Plan, although the Committee may, in the future, utilize other types of incentive awards available under the Plan. The Committee also administers options previously granted under the Company's 1989 Incentive Stock Option Plan and 1989 Nonstatutory Stock Option Plan.

            Because of the Company's need to conserve cash, the Committee has used stock options to reward executives for individual and Company performance and to provide incentives for vigorous pursuit of the Company's goals. In general, executive officers receive a substantial grant of stock options upon joining the Company. The Committee believes that these initial grants serve two purposes. First, they help to make up for any discrepancy between the cash compensation paid by the Company and salaries and bonuses available from more established employers who would compete for the services of the Company's executives. Second, the initial option grants are intended to give the recipients a meaningful stake in the Company's long-term performance, with any ultimate realization of significant value from those options being commensurate with returns to stockholders on investments in the Company's stock.

            In addition to initial grants, executive officers are eligible to receive periodic option grants based upon the performance of the Company and their individual progress and contributions. Such grants, if any, are determined by the Committee with the input and recommendation of the Company's Chief Executive Officer. In determining award levels, the Committee emphasizes Company performance and the contributions made by individual executives to that performance. The Committee believes that such a retrospective analysis is most appropriate and practicable for a development-stage biopharmaceutical enterprise like the Company, which operates in an uncertain environment and without the same sorts of standard measures of performance as are available to more seasoned companies.

            The Company faces significant challenges in the coming years and will rely heavily upon the Chief Executive Officer for leadership, strategic direction and operational effectiveness. During the remainder of the decade, the Company's goals include succeeding in clinical trials for LJP 394 and additional drug candidates, forming additional strategic alliances, raising additional financing, and building a strong organization to support the Company's anticipated growth. The Chief Executive Officer will have ultimate responsibility for these goals as part of maximizing stockholders' returns on their investments in the Company and the Committee believes stockholders are best served if the Chief Executive Officer has significant incentives to meet these expectations. In 1997, the Chief Executive Officer received an option to purchase up to 25,000 shares of Common Stock and a $10,000 bonus, primarily in recognition of his success in formation of the Company's strategic alliance with Abbott. The Committee set the Chief Executive Officer's options and bonus on the basis of its qualitative evaluation of the Chief Executive Officer's contributions. The Committee did not attempt to apply any specific quantitative measures to the Chief Executive Officer's compensation, or to provide any specific dollar value of option-based compensation to the Chief Executive Officer, due to the difficulty of determining the long-term value of an investment in the Company's stock.


                                        COMPENSATION COMMITTEE
                                        Thomas H. Adams, Ph.D.
                                        W. Leigh Thompson, M.D., Ph.D.
                                        Robert A. Fildes, Ph.D.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            The Compensation Committee of the Company's Board of Directors consists of Dr. Adams, Dr. Thompson and Dr. Fildes. No current member of the Compensation Committee is a current or former officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities.

                             STOCK PERFORMANCE GRAPH

            The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period from June 3, 1994 (the date on which the Company's Common Stock was first publicly traded) and ending on December 31, 1997 with the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (comprising all companies listed in the Nasdaq Stock Market under SIC 283). The graph assumes that $100 was invested on June 3, 1994 in the Company's Common Stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Although the graph would normally cover a five-year period, the Company's Common Stock has been publicly traded only since June 3, 1994, so the graph commences as of such date. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.



                              [PERFORMANCE GRAPH]



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Under the securities laws of the United States, the directors and officers of the Company and persons who own more than 10% of the Company's equity securities are required to report their initial ownership of the Company's equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings during the fiscal year ended December 31, 1997. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during the fiscal year ended December 31, 1997, all of these reports were timely filed.

               VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

            With regard to the election of directors, votes may be cast in favor of the director or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. If a quorum is present at the Meeting, the nominees receiving the greatest number of votes up to the number of authorized directors (six) will be elected. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE SIX NOMINEES FOR DIRECTOR DESCRIBED IN PROPOSAL 1.

                              STOCKHOLDER PROPOSALS

            Stockholders who wish to have proposals for action at the Company's 1999 Annual Meeting of Stockholders considered for inclusion in next year's proxy statement and form of proxy must cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than December 6, 1998. Such proposals should be addressed to the Company's Secretary, and may be included in next year's proxy materials if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                  OTHER MATTERS

            The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Meeting. If any other matters come before the Meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                           INDEPENDENT PUBLIC AUDITORS

            By selection of the Company's Board of Directors, the firm of Ernst & Young LLP has served as the Company's auditor since its incorporation in 1989. The Board of Directors has again selected Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1998. One or more representatives of Ernst & Young LLP are expected to be present at the Meeting and will have any opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                  ANNUAL REPORT

            The Company's 1997 Annual Report to Stockholders has been mailed to stockholders concurrently with this Proxy Statement, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

San Diego, California
April 6, 1998

            STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES ON, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                        LA JOLLA PHARMACEUTICAL COMPANY
                             6455 Nancy Ridge Drive
                              San Diego, CA 92121
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Steven B. Engle and Peter G. Ulrich, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse all the shares of Common Stock of La Jolla Pharmaceutical Company (the "Company") held of record by the undersigned on March 17, 1998 at the Annual Meeting of Stockholders to be held on May 13, 1998, and at any postponements and adjournments thereof. The proposals referred to on the reverse side of this proxy are described in the Proxy Statement for the Annual Meeting of Stockholders dated April 6, 1998.

               CONTINUED ON THE REVERSE SIDE AND IS TO BE SIGNED

                                          PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
[X] Please mark
    your votes as
    in this example

                FOR all nominees            WITHHOLD
                listed at right            AUTHORITY
             (except as marked to       to vote for all
              the contrary below)       nominees listed
                                            at right
1. ELECTION           [ ]                     [ ]          Nominees:                         2. In their discretion, the Proxies are
   OF                                                        Thomas H. Adams, Ph.D.             authorized to vote upon such other
   DIRECTORS                                                 William E. Engbers                 business as may properly come before
   (Instruction: To withhold authority to vote for any       Steven B. Engle                    the meeting.
   individual nominee, line through or otherwise             Robert A. Flides, Ph.D.
   strike out the nominee's name at right.)                  Joseph Stemler                     THIS PROXY, WHEN PROPERLY EXECUTED
                                                             W. Leigh Thompson, M.D., Ph.D.     WILL BE VOTED IN THE MANNER
                                                                                                DIRECTED HEREON BY THE UNDERSIGNED
                                                                                                STOCKHOLDER. IF NO DIRECTION IS
                                                                                                MADE, THIS PROXY WILL BE VOTED FOR
                                                                                                THE NOMINEES NAMED IN PROPOSAL 1.

                                                                                       PLEASE SIGN, DATE AND PROMPTLY RETURN THIS
                                                                                       PROXY CARD USING THE ENCLOSED ENVELOPE.

SIGNATURE ____________________________________ DATE _______________  SIGNATURE ________________________________ DATE ______________
                                                                                       IF HELD JOINTLY
Please sign exactly as your name appears hereon. When shares are held by joint tenants both should sign. When signing as the attorney-in-fact, executor, administrator, trustee or guardian, please sign as such and include such title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

